                                                                   EXHIBIT 10.14

                          TRANSITION SERVICES AGREEMENT
                          -----------------------------

     This Transition Services Agreement dated as of the first day of January, 1997 (collectively with the Exhibits hereto, the "Agreement") between PRIMEX TECHNOLOGIES, INC., a Virginia corporation ("Primex"), and OLIN CORPORATION, a Virginia corporation ("Olin").

                               W I T N E S S E T H
                               -------------------

     WHEREAS, Olin and Primex have entered into a Distribution Agreement dated as of _________________, 1996 ("Distribution Agreement");

     WHEREAS, pursuant to the Distribution Agreement, Olin has agreed to transfer certain assets and business entities constituting the Primex Business (as defined in the Distribution Agreement) as provided in the Distribution Agreement;

     WHEREAS, prior to the Effective Time (as defined in the Distribution Agreement), the Primex Business has received various support services from, and provided various support services to, Olin and its subsidiaries; and

     WHEREAS, following Distribution contemplated by the Distribution Agreement, Olin and Primex desire that for a period of transition and for purposes of continuity Olin continue to provide certain services to Primex and that Primex continue to provide certain services to Olin and its subsidiaries, all in a manner and amount historically provided prior to the Effective Time (as defined in the Distribution Agreement) and on terms and conditions as set forth in this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and premises contained herein, Olin and Primex agree as follows:

     1.   Definitions.  (a)  The following terms have the meanings hereinafter
          -----------
assigned to them:

     "Arbitration Rules" - See Section 9.

     "Confidential Information" - See Section 3.

     "Customer" means (i) with respect to Olin Services, Primex and (ii) with respect to Primex Services, Olin and its subsidiaries.

     "Employee Benefits Information" - See Section 3.

     "MAB" - See Section 9.

     "Olin Services" means each service listed on Exhibit A hereto.

     "Primex Services" means each service listed on Exhibit B hereto.

     "Provider" means (i) with respect to Olin Services, Olin and (ii) with respect to Primex Services, Primex.

     "Representative" - See Section 9.

     "Services" means the Olin Services and Primex Services, as the case may be.

     "Service Charge" - See Section 4 hereof.

     "Service Description" means the description of each individual Service respectively provided in Exhibits A and B.

     "Standard of Care" - See Section 2(a) hereof.

     (b) Any capitalized term utilized but not defined herein shall have the meaning assigned to it in the Distribution Agreement.

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

     2.   Services.   (a)  Subject to the terms of this Agreement, (1) Olin will
          --------
provide to Primex the Olin Services in the manner, to the same location and to the extent provided by Olin (and not by an outside contractor) to the Primex Business during the one-year period immediately preceding the date of this Agreement and (2) Primex shall provide to Olin and its subsidiaries the Primex Services in the manner and to the extent that provided by the Primex Business (and not by an outside contractor) during the one-year period immediately preceding the date of this Agreement. In providing the Services, the Provider shall employ the same standards of care and diligence employed in providing services of the same type for itself and its affiliates ("Standard of Care"). Exhibits A and B made an integral part of this Agreement will identify the Services to be provided by the parties hereto and subject to the mutual agreement of the parties, will be subject to amendment as the parties identify after the Effective Time any additional Services omitted from the Exhibits.

     (b) No Provider employee shall be considered a Customer employee for any purpose, and the Provider shall provide the Services as an independent contractor.

     (c) The Customer shall, in a timely manner, take all such actions as may be reasonably necessary or desirable in order to enable or assist the Provider to provide the Services, including, but not limited to, providing necessary information and specific written authorizations and consents, and the Provider shall be relieved of its obligations hereunder to the extent that the Customer's failure to take any such action renders performance by the Provider unlawful or impracticable.

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     3.   Confidentiality.
          ---------------
     (a)  Confidentiality Obligation:  Each of the Parties agrees to keep
          ---------------------------
confidential and neither disclose to others nor use except as permitted herein any "Confidential Information" or any "Employee Benefits Information" received from the other Party pursuant to this Agreement.

     (b)  Definitions:  For purposes of this Agreement, "Confidential
          ------------
Information" shall mean any and all information disclosed to the receiving Party by a disclosing Party pursuant to this Agreement, in any form such as, but not limited to, visual, oral, written, graphic, electronic or model form, including but not limited to know-how and trade secrets, whether of a business or a technical nature, whether patented or not and whether in the laboratory, pilot plant or commercial plant stage (including drawings, operating conditions, specifications, safety instructions, environmental recommendations, emergency instructions, etc.) owned or controlled by a Party. "Employee Benefits Information" shall mean information relating to the administration of Primex's and Olin's employee benefit programs as provided in Exhibits attached hereto, including but not limited to information and/or data submitted for reimbursement of, or in support of, any benefits claim (including but not limited to health, counseling, medical, dental, or disability claims).

     (c)  Limits On Disclosure:  The receiving Party shall treat all
          ---------------------
Confidential Information in the same manner and with the same degree of care as it uses with respect to its own Confidential Information of like nature and shall disclose Confidential Information of the other Party only to its employees who have a need to know it, provided that such employees are bound to respect all secrecy obligations provided for in this Agreement. The receiving Party shall treat all Employee Benefits Information with highest standard of care reasonable for such information, and shall disclose Employee Benefit Information of the other Party only to its employees who have a strict need to know it, provided that such employees are bound to respect all secrecy obligations provided for in this Agreement.

     (d)  Exceptions:  The obligation set forth in Section 3(a) above shall not
          ----------
apply with respect to any Confidential Information which:

        (i)   Public Knowledge:  Is generally available to the public or
              ----------------
              subsequently becomes generally available to the public through no breach by the receiving Party of secrecy obligations under this Agreement or prior agreements between the Parties concerning the Confidential Information; or

        (ii)  Prior Possession:  The receiving Party can establish by competent
              ----------------
              evidence was in its possession at the time of disclosure and was not acquired in confidence directly or indirectly, from the disclosing Party; or

        (iii) Received From Third Party:  Is received from a third party who is
              -------------------------
              legally free to disclose such Confidential Information and who did not receive such Confidential Information in confidence from the disclosing Party; or

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

        (iv)  Approved For Disclosure:  Is approved in writing for release by
              -----------------------
              the disclosing Party; or

        (v)   Successor In Interest:  Is disclosed to any permitted  assignee
              ---------------------
              of the Agreement, provided that such assignee agrees to be bound by the provisions of the Agreement; or

        (vi)  Independently Developed: Is independently developed by the
              -----------------------
              receiving Party without reference to the Confidential Information received from the disclosing Party.

     (e)  Permitted Disclosures:  The provisions of Section 3(a)
          ---------------------
notwithstanding, in exercising the rights granted under this Agreement, either Party may disclose Confidential Information to others for purpose of sublicensing (as permitted hereunder), design, engineering, construction or operation of facilities permitted hereunder using Confidential Information; or obtaining or giving consulting services under a license agreement permitted hereunder, provided that any third party, to which such Confidential Information is disclosed shall have first entered into a written secrecy and non-use obligation at least as stringent as that imposed on the Parties pursuant to this Agreement.

     (f)  Subpoena Or Demand:  The provisions of Section 3(a) notwithstanding, a
          ------------------
Party may disclose Confidential Information and/or Employee Benefits Information pursuant to a subpoena or demand for production of documents in connection with any suit or arbitration proceeding, any administrative procedure or before a governmental or administrative agency or instrumentality thereof or any legislative hearing or other similar proceeding, provided that the receiving Party shall promptly notify the disclosing Party of the subpoena or demand and provided further that in such instances, the Parties use their reasonable best efforts to maintain the confidential nature of the Confidential Information by protective order or other means.

     (g) Government Audit: The provisions of Section 3(a) notwithstanding, a
         -----------------
Party may disclose Confidential Information (other than information which is not required by U.S. Government regulation to be made available to U.S. Government auditors (e.g., internal audit reports)) to U.S. Government auditors upon request during the performance of a governmental audit or review of any U.S. Government contract of such other party in the normal course of the audit function and according to standard practices; provided prompt notice of the disclosure of such information shall be given to the party from which the information was obtained.

     4.   Compensation.  In consideration of the provision of the Services, the
          -------------
Customer shall, for each Service performed, pay Provider the monthly base fee plus additional charges set forth in Exhibit A or B (such monthly fee and additional charges being collectively, the "Service Charge" for such Service)[, provided that the monthly base fee which is part of the Service Charge will be prorated for the number of days remaining in the calendar month in which the Effective Time occurs]. The monthly base fee of the Service Charge for any month will be paid in advance on the last business day of the preceding month except that the first monthly fee paid hereunder shall be paid immediately following the Effective Time. Except as otherwise set forth herein, the Provider will invoice the Customer for any additional costs incurred by the Provider for the benefit of the Customer which are to be paid pursuant to Exhibit A or B hereto, and such invoices will be payable within 30 days of receipt.

     5.   Government Contracts.  In the event that the Services to be performed
          --------------------
involve contracts the Customer may have as a Government prime contractor or subcontractor, the provisions of such contracts required by any applicable federal acquisition regulation, including but not limited to, the Walsh-Healey Public Contracts Act, Fair Labor Standards Act, Officials Not to Benefit, Covenant Against Contingent Fees, Nondiscrimination in Employment, Military Security Requirements, Office of Federal Procurement Policy Act and Examination of Records, shall be binding on Provider to the extent necessary to enable the Customer to meet its legal and contractual commitments.

     If the Services to be performed by Provider include the receiving, handling, or developing of any Government classified material or data, Provider agrees that it and any and all persons or entities in its employ or control shall comply with all applicable security regulations and requirements. Each Provider agrees to immediately submit a confidential report to Customer whenever, for any cause, it has reason to believe that there is an active danger of espionage or sabotage affecting any work under such Government contracts.

     Each Provider represents and warrants that it is familiar with the laws, rules, orders, and regulations applicable to the performance of government procurement contracts with federal agencies including, but not limited to, the Department of Defense, the Department of Energy, and the National Aeronautics and Space Administration; that each will abide by all such laws, rules, orders and regulations; that it, and each of its employees performing Services hereunder, is eligible to act as a consultant to a U.S. Government defense contractor under all applicable federal laws and regulations regarding post-government employment; and that it will provide any and all certifications, representations, reports, records or any other document required to be submitted by suppliers under federal contracts.

     6.   Limitation of Liability:  Indemnity.  (a) A Provider shall have no
          _______________________
liability to the Customer or any third party in connection with the provision of the Services except to the extent such Services were provided in breach of the Provider's Standard of Care and, in such a case, only to the extent of the following:

      (i) a dollar amount limited to the amount of insurance proceeds paid to Provider therefor from a third party insurance company, and

      (ii) at the option of the Customer, Provider shall either:

           (x) perform again the particular Service performed in breach of the Standard of Care at no cost to Customer, or

           (y) give the Customer a refund of the portion of the monthly base fee attributable to the cost of performance of the Service provided in breach of the Standard of Care.

In no event shall the Provider be liable in connection with its provision of the Services for any indirect, special or consequential damages, including any fines or penalties payable by the Customer to any government agency, or for any loss of profits or other economic damages.

(b) The Customer hereby agrees to indemnify and hold the Provider and its officers, directors, agents and employees harmless from and against any and all liabilities, losses, damages, expenses, fines and penalties of any kind, including reasonable attorneys' fees and disbursements incurred by the Provider either:

      (i) as the result of any claim made against the Provider by any third party arising out of the Provider's provision of the Services (except to the extent, and only to the extent, of Provider's liability to Customer for the respective Service as provided in Paragraph 6(a), above); and/or

      (ii) arising out of the Customer's negligence or malfeasance in connection with its use of the Services.

     7.   Insurance.  The Provider shall procure and maintain fire, public
          ---------
liability, fidelity, property and other types of insurance, which are reasonably necessary to protect itself and the Customer and consistent with past practice (which may include self-insurance). All such policies of insurance with third party insurers shall name Customer as an additional insured party to the extent possible.

     8.   Force Majeure.  Neither the Customer nor the Provider shall be liable
          -------------
for any delays in its performance hereunder caused by events beyond its reasonable control including, without limitation: acts of God, acts of government, fire, equipment breakdown, strikes or other similar labor disputes (settlement of which shall be in the sole discretion of the employer), or the inability to acquire materials or third-party services. Upon the occurrence of any event which is expected to or does cause a delay in performance hereunder, the person or party whose performance is or may be delayed shall give prompt written notice thereof to the Customer or Provider, as the case may be.

     9.   Disputes.  In the event of any disputes arising out of or in
          --------
connection with the execution, interpretation, performance or nonperformance of this Agreement,

Provider and Customer shall use the following procedure prior to either party pursuant other available legal remedies:

     Upon signing of this Agreement, each party will designate one representative ("Representative") for the purpose of resolving disputes which may arise from time to time. A party may change its Representative to act hereunder at any time upon notice to the other. Upon a dispute arising, either or both Representatives may request in writing a conference with the other. If so requested, the conference shall occur within ten (10) days of the initial written request and shall be held via telephone or at a mutually agreed upon location, at the option of the Representatives. The purpose and scope of the conference shall be limited to issues related to resolving the dispute. At the conference, each Representative shall use their reasonable best efforts to attempt to resolve the dispute. If the dispute has not been settled within thirty (30) days of the first meeting of the Representatives, the parties shall establish a Management Appeal Board ("MAB") within ten (10) days of receipt of a request by either party to set up a MAB. The MAB shall consist of two (2) members of each respective party's management. Olin shall appoint two members to represent Olin, and Primex shall appoint two members to represent Primex.
The sole purpose of MAB shall be to resolve any dispute over which the Representatives failed to resolve. The MAB members shall be persons other than the Representatives. The MAB shall meet at Olin's headquarters or other place mutually agreed upon and confer to resolve the dispute by good faith negotiations, which may include presentations by the Representative or others.

     In the event the parties are unable to resolve their disputes after availing themselves of the processes set forth above for a period of ninety (90) days, such disputes shall be solely and finally settled by a board of three (3) arbitrators in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association ("AAA"). The party electing arbitration shall notify the other party in writing in accordance with the Arbitration Rules, and such notice shall be accompanied by the name of the arbitrator selected by the party serving the notice. The second arbitrator shall be chosen by the other party, and a neutral arbitrator shall be chosen by the two arbitrators so selected. If a party fails to select an arbitrator or to advise the other party of its selection within thirty (30) days after receipt by such a party of the notice of the intent to arbitrate, the second arbitrator shall be selected by the AAA. If the third arbitrator shall not have been selected within thirty (30) days after the selection of the second arbitrator, the appointment shall be made by the AAA. All such proceedings shall be conducted in East Alton, Illinois or another mutually agreed upon location. The arbitrator shall make detailed findings of fact and law in writing in support of the decision of the arbitrator panel, but shall not be empowered to award reimbursement of attorneys' fees and other costs of arbitration to the prevailing party. The provisions of this Section 9 shall not be deemed to preclude any party hereto from seeking preliminary injunctive relief to protect or enforce its rights hereunder, or to prohibit any court from making preliminary findings of fact in connection with granting or denying such preliminary injunctive relief, or to preclude any party hereto from seeking permanent injunctive or other equitable relief after and in accordance with the decision of the arbitrator panel. Whether any claim or controversy is arbitrable or litigable shall be determined solely by the arbitrator panel pursuant to the provisions of this Section 9. Any monetary award of the arbitrators panel shall include interest from the date of any breach or any violation of this Agreement. The arbitrators shall fix an appropriate rate of interest from the date of the breach or other violation to the date when the award is paid in full. The parties agree that the decision of the arbitrators shall be final and conclusive and that judgment on the arbitration award may be entered in any court having jurisdiction over the parties or their assets.

     It is expressly agreed that the failure of the parties to resolve a dispute on any issue to be resolved hereunder shall not relieve either party from any obligation set forth in this Agreement. In addition, the parties expressly state their mutual determination that the failure to resolve any such disputes shall not hinder or delay the providing of the Services, and that, notwithstanding the pendency of any such dispute, neither party will be excused of its obligations hereunder to cooperate with the other to effectuate the purposes of this Agreement.

     10.  Books and Records. The Provider shall, upon reasonable notice and
          _________________
during normal business hours, allow the Customer's financial personnel reasonable access to its books, records and other information necessary to confirm the calculation of the compensation and reimbursement due the Provider hereunder.

     11.  Term and Termination.  The term of this Agreement shall commence as of
          ____________________
the date hereof and shall continue until Services are no longer provided hereunder. Each Service shall terminate on the earliest of (i) the last day of the third full calendar month following receipt by the Provider of written notice from the Customer to terminate the Service, or (ii) the last day of the term for such Service as specified in the respective Service Description.

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

     12.  Non-Waiver.  The Customer's or the Provider's waiver of any breach or
          __________
failure to enforce any of the terms or conditions of this Agreement at any time shall not in any way affect, limit or waive such person's right thereafter to enforce strict compliance with every term and condition hereof.

     13.  Assignment.  Neither this Agreement nor any right or obligation
          __________
hereunder is assignable or transferable by either party (in whole or part) without the prior written consent of the other party and any such purported assignment without such consent shall be void, except that either party shall have the right to assign this Agreement and its rights and obligations hereunder, without obtaining the prior written consent of the other party, to any entity with which the assigning party merges or transfers a substantial part of its assets or businesses to which this Agreement relates provided that such assignee or transferee accepts such assignment or transfer and the rights and obligations hereunder in writing. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under this Agreement on any person or entity other than Primex or Olin and their respective successors and permitted assigns.

     14.  Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of Illinois, without giving effect to its conflict of laws provisions.

     15.  Captions.  The titles contained in this Agreement are for reference
          ________
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     16.  Amendment.  This Agreement may be modified or amended only pursuant to
          _________
a written agreement executed on behalf of each of Olin and Primex. No modification

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

or addition to this Agreement shall be effected by the acknowledgment or acceptance by either party of any purchase order, invoice, acknowledgment, release or other forms submitted by the other party containing other or different terms or conditions.

     17.  Notices.  All notices, consents, termination notices, and other
          _______
communications to be given hereunder, other than routine immaterial communications, shall be by telex or electronic facsimile, confirmed in writing as hereinafter provided, or in writing which shall be valid and sufficient only if delivered by hand or dispatched by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as set forth below, or to such other address as has theretofore been designated by the other party by notice given in accordance with this Section.

     If to Olin

                    OLIN CORPORATION
                    501 Merritt Seven
                    P.O. Box 4500
                    Norwalk, CT  06856-4500
                    Attention:  Corporation Secretary
                    Telecopier:  (203) 750-3018

     If to Primex

                    PRIMEX TECHNOLOGIES, INC.
                    10101 Ninth Street North
                    St. Petersburg, FL  33716-3807
                    Attention:  Corporate Secretary
                    Telecopier:  (813) 578- 8795

     18.  Entire Agreement.  This Agreement (including the exhibits and
          ________________
schedules referred to herein) constitutes the entire agreement with respect to the subject matter hereof between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto, with respect to the subject matter hereof.

     19.  Counterparts.  This Agreement may be executed in one or more
          ____________
counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute one and the same instrument.

     20.  Severability.  If any provision of this Agreement or the application
          ____________
of any such provision to any person or circumstances shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     21.  Exclusive Benefit.  This Agreement is made for the exclusive benefit
          _________________
of Olin and Primex, and not for the benefit of any third party.



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                              OLIN CORPORATION

                              By________________________________

                                   Title:

                              PRIMEX TECHNOLOGIES, INC.

                              By_________________________________

                                   Title:

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